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Warburg Pincus Capital Appreciation
For the Period Ending October 31, 1995

     Common Shares


          One Year Total Return With Waivers:

                    ((12,405/10,000)/10,000) = 24.05%

          Five Year Aggregate Return With Waivers:

                    ((21,499/10,000)/10,000) = 114.99%

          Five Year Aggregate Return Without Waivers:

                    ((21,495/10,000)/10,000) = 114.95%

          Five Year Annualized Return With Waivers:

             ((21,499/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE]-1) = 16.53%

          Five Year Annualized Return Without Waivers:

              ((21,495/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE]-1) = 16.53%


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* - The preceding expression is being raised to the power 1/5.00274




          Inception Aggregate Return With Waivers:

                    ((23,322/10,000)/10,000) = 133.22%

          Inception Aggregate Return Without Waivers:

                    ((23,068/10,000)/10,000) = 130.68%

          Inception Annualized Return With Waivers:

                ((23,322/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE]-1) = 10.86%

          Inception Annualized Return Without Waivers:

                ((23,068/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE]-1) = 10.71%




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* - The preceding expression is being raised to the power 1/8.21370





















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     Series 2 Shares

          One Year Total Return With Waivers:

                    ((12,341-10,000)/10,000) = 23.41%


          Inception Aggregate Return With and Without Waivers:

                    ((16,944/10,000)/10,000) = 69.44%


          Inception Annualized Return With and Without Waivers:

                ((16,944/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE] -1) = 12.20%



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* - The preceding expression is being raised to the power 1/4.58082